UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 29, 2013

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 272-9331

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2013, Opexa Therapeutics, Inc (the “Company”) appointed Karthik Radhakrishnan, CFA, age 42, as the Company’s Chief Financial Officer.  Mr. Radhakrishnan joins the Company with over 10 years of healthcare capital markets experience and most recently was a Vice President at ING Investment Management in New York. While at ING from 2007 to 2012, he was responsible for healthcare investments in the small & small-mid cap core/growth products that are part of the Fundamental Equity product line.  Previously he was the senior analyst at Eagle Asset Management from 2005 to 2007, responsible for large cap growth healthcare.  Prior to this, Mr. Radhakrishnan served in various analyst positions including Senior Analyst at The Dow Chemical Company where he worked from 2002 to 2005. Mr. Radhakrishnan is a CFA charterholder and has an MBA degree from the University of Michigan, a Masters in Engineering from the State University of New York and a Bachelors degree from the Indian Institute of Technology.

Pursuant to an employment offer letter dated March 12, 2013 (the “Offer Letter”), Mr. Radhakrishnan (i) will be compensated at the rate of $240,000 per annum, (ii) is eligible to receive an annual discretionary bonus of up to 35% of his base salary per 12-month period, based on the achievement of objectives to be established by the Company’s Board of Directors and Chief Executive Officer, (iii) has a relocation package consisting of reimbursement for temporary housing for a period of up to three months of up to $2,500 per month, moving expenses of $15,000 and reimbursement for certain house hunting trips, and (iv) was granted a ten-year stock option to purchase 125,000 shares of the Company’s common stock with an exercise price of $2.34, the closing market price of the common stock on the date his employment commenced, that vests quarterly in equal amounts over three years.  In addition, Mr. Radhakrishnan receives the Company’s standard benefits and insurance coverage as generally provided to its employees, and is entitled to indemnification in his capacity as an officer of the Company to the fullest extent permitted by applicable law. Mr. Radhakrishnan’s employment is at-will and he serves as an executive officer at the discretion of the Company’s Board of Directors.

In the event Mr. Radhakrishnan’s employment is terminated by the Company without Cause (as defined in the Offer Letter), Mr. Radhakrishnan will be entitled to a severance payment equal to six months of his base salary.  In addition, vesting for any unvested stock options will accelerate by six additional months.  The severance benefits are subject to Mr. Radhakrishnan having been continuously employed through the termination event, executing and delivering a general release and waiver of claims in favor of the Company, not being in breach of the Offer Letter or the Company’s proprietary information and inventions agreement, and not engaging in any activity which is competitive with the Company during the term of the Offer Letter or while receiving the severance benefits.  The timing of any payments to Mr. Radhakrishnan under the Offer Letter are subject to applicable requirements of Section 409A of the Internal Revenue Code of 1986 and the related Treasury Regulations.

Concurrently with the appointment of Mr. Radhakrishnan, David E. Jorden resigned as the Company’s Acting Chief Financial Officer effective March 29, 2013.  Mr. Jorden will continue in his role as director on Opexa’s Board.

On March 29, 2013, the Company entered into a Termination Agreement, Waiver, and Release (the “Termination Agreement”) and a Consulting Agreement (“the Consulting Agreement”) with Jaye L. Thompson, Ph.D., the Company’s Senior Vice President of Clinical Development and Regulatory Affairs.  Pursuant to the Termination Agreement, Dr. Thompson’s employment terminated on such date and she will receive a severance payment in the form of salary continuation equal to six months of base salary and a lump sum payment of $20,000 in satisfaction of any bonus payment earned by Dr. Thompson through her termination date. The Termination Agreement terminates that certain Amended and Restated Employment Agreement dated June 27, 2011 by and between the Company and Dr. Thompson.  In consideration for such severance payments, Dr. Thompson provided the Company with a general release and waiver of any and all claims.  The severance benefits are subject to Dr. Thompson not being in breach of the Company’s proprietary information and inventions agreement, and not engaging in any activity which is competitive with the Company while receiving the severance benefits.  Pursuant to the Consulting Agreement, Dr. Thompson will continue to serve the Company in a consulting capacity as senior clinical advisor with respect to its clinical development and regulatory affairs activities, as may be reasonably requested by the Company.  For her consulting services, Dr. Thompson will be compensated at the rate of $250 per hour and will be reimbursed for reasonable expenses.  The Consulting Agreement has a term of two years unless earlier terminated as provided therein.

The foregoing summary of the Offer Letter, Termination Agreement and Consulting Agreement are qualified in their entirety by reference to the Offer Letter, Termination Agreement and Consulting Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated by reference herein.

Item 8.01.	Other Events.

On April 1, 2013, the Company issued a press release announcing the senior management changes disclosed in Item 5.02 above.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Offer Letter, effective March 29, 2013, between Opexa Therapeutics, Inc. and Karthik Radhakrishnan

10.2	Termination Agreement, Waiver and Release, dated March 29, 2013, between Opexa Therapeutics, Inc. and Jaye L. Thompson

10.3	Consulting Agreement, effective April 1, 2013, between Opexa Therapeutics, Inc. and Jaye L. Thompson

99.1	Press Release issued by Opexa Therapeutics, Inc. on April 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 1, 2013	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, effective March 29, 2013, between Opexa Therapeutics, Inc. and Karthik Radhakrishnan

10.2	Termination Agreement, Waiver and Release, dated March 29, 2013, between Opexa Therapeutics, Inc. and Jaye L. Thompson

10.3	Consulting Agreement, effective April 1, 2013, between Opexa Therapeutics, Inc. and Jaye L. Thompson

99.1	Press Release issued by Opexa Therapeutics, Inc. on April 1, 2013